Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the PDI, Inc. Amended and Restated 2004 Stock Award and Incentive Plan of our report dated March 22, 2011, with respect to the consolidated financial statements and schedule of PDI, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
November 14, 2011